Exhibit 99.1

Third Quarter News Release and Statistical Supplement (Unaudited)

October 30, 2007

INVESTOR RELATIONS CONTACTS:	Neal Fuller, 206-473-5020
Karin G. Van Vleet, 206-473-5570
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-473-5745

SAFECO SUSTAINS CONSISTENT PROFITABILITY

SEATTLE—(October 30, 2007)—

Third-Quarter Highlights

•	Maintained underwriting profitability across core business segments

•	Achieved solid growth in personal lines property, small commercial and surety

•	Announced a $750 million share buyback program and repurchased 7.9 million shares (7.6% of outstanding shares)

•	Completed transfer of portfolio management to BlackRock Financial Management, Inc.

Summary Financial Results, after tax (In millions, except per-share data)	3 Months Ended September 30		9 Months Ended September 30
	2007	2006	2007	2006
Net Income	$194.4	$255.7	$563.3	$663.6
Net Realized Investment Gains	(91.6)	(25.2)	(110.9)	(10.2)
Gains on Sales of Real Estate	—	(79.7)	—	(101.0)
Contributions to Safeco Insurance Foundation	39.0	19.5	39.0	19.5
Losses on Debt Repurchases	10.8	—	10.8	1.9
*Operating Earnings	$152.6	$170.3	$502.2	$573.8
Net Income Per Diluted Share of Common Stock	$1.93	$2.20	$5.39	$5.56
Weighted Average Shares Outstanding (Diluted)	100.8	116.3	104.6	119.4

*	Operating Earnings is Net Income excluding Gains on Sales of Real Estate, Contributions to Safeco Insurance Foundation, Net Realized Investment Gains and Losses on Debt Repurchases. Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NYSE: SAF) today reported net income for third-quarter 2007 of $194.4 million, or $1.93 per diluted share. This compares with net income of $255.7 million, or $2.20 per diluted share, for the same quarter last year. Third quarter results last year included $79.7 million, or $0.69 per diluted share, in after-tax gains on the sales of real estate.

Operating earnings – which exclude the impact of after-tax net realized investment gains, after-tax gains on sales of real estate, the contributions to the Safeco Insurance Foundation and losses on debt repurchases—were $152.6 million for the quarter, compared with $170.3 million in the same prior year quarter – a decrease of 10.4 percent. Operating earnings per diluted share of $1.51 were up 2.7 percent from the $1.47 per diluted share reported a year ago. After-tax net realized investment gains for the quarter were $91.6 million, compared with net realized investment gains of $25.2 million in the same period of 2006. After-tax net realized investment gains for the third quarter include a gain of $57.9 million resulting from the contribution of equity securities to the Safeco Insurance Foundation, compared with a gain of $29.2 million in the prior year quarter resulting from a 2006 contribution to the foundation.

“Consistent performance is the keynote as we remain on plan for the year,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “It’s a credit to our agents and employees that Safeco continues to post steady growth and profitability.”

Safeco’s overall property and casualty (P&C) combined ratio was 92.5 for the quarter versus 88.7 in the same quarter last year. (Combined ratio is the percentage of each premium dollar spent on claims and expenses — the lower the ratio, the better the performance.)

Pretax catastrophe losses for the third quarter were $42.0 million, compared with $22.5 million a year ago.

Safeco’s annualized return on equity (ROE) for the third quarter was 20.2 percent. Annualized operating ROE – measured using operating earnings and excluding from equity unrealized gains or losses on bonds – was 16.2 percent for the quarter.

Net written premiums were $1.45 billion for the third quarter, a 1.5 percent increase from the year-ago period. Net earned premiums were $1.41 billion for the quarter, a 2.0 percent increase compared with the prior year.

P&C pretax net investment income for the quarter was $111.4 million, a decrease of 7.9 percent compared with the same period last year, primarily due to the shift in portfolio strategy over the past year toward more tax-exempt municipal bonds. P&C after-tax net investment income was $89.9 million, a decrease of 3.4 percent compared with year-ago levels. The increased investment in tax-exempt municipal bonds improved the average after-tax yield on the investment portfolio.

Safeco Personal Insurance

Safeco Auto reported a quarterly pretax underwriting profit of $16.3 million, compared with $80.1 million in the same period last year. Auto’s combined ratio was 97.5 in the quarter, compared with 88.2 a year ago. Third-quarter 2007 results included nominal favorable prior-year reserve development, compared with $22.6 million of favorable prior-year reserve development due to lower-than-expected bodily injury severity in the year-ago quarter.

Auto net written premiums declined 3.1 percent in the quarter compared with third-quarter 2006. Policies in force (PIF) decreased 2.5 percent in the third quarter from year-ago levels, though Preferred Auto PIF was up 0.5 percent. Auto new-business policies issued were flat with the same quarter in 2006, and retention of 80.4 percent was 1.1 point higher than a year ago. Preferred Auto new-business policies issued increased 11.9 percent, and Preferred Auto retention improved slightly to 84.8 percent.

“We’ve taken steps to address Auto and anticipate better performance in the next 6-12 months,” said Mike Hughes, Safeco executive vice president of Insurance Operations. “Those steps include taking rates up to bring our combined ratio back in line with our long-term target of 96.”

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a quarterly pretax underwriting profit of $19.8 million, compared with $53.1 million in the same period a year ago. Property’s combined ratio was 91.7 in the quarter, compared with 76.8 in the same quarter of 2006. The third-quarter 2007 results included $28.4 million in pretax catastrophe losses, primarily from Midwest hailstorms, compared with $17.2 million a year ago. Third-quarter 2006 results included $12.8 million of favorable prior-year reserve development.

Property net written premiums increased 5.1 percent in the quarter compared with a year ago, and PIF was up 7.6 percent from prior-year levels.

New-business policies increased 9.0 percent compared with the same period last year, and homeowners retention increased to 86.1 percent from 84.3 percent.

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $51.0 million in the third quarter, compared with $37.1 million for the same period in 2006. The third-quarter combined ratio was 87.2, compared with 90.1 a year ago.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting profit of $38.1 million in the quarter, compared with $28.7 million for the same period last year. The SBI Regular combined ratio was 88.5 in the third quarter, compared with 90.8 in the same period last year. Third-quarter results included $3.5 million in pretax catastrophe losses, compared with $0.8 million in the prior-year period. Favorable prior-year reserve development of $14.2 million in the third quarter of 2007 was primarily the result of lower-than-expected loss experience in workers compensation compared with $3.0 million for lower-than-expected loss experience in general liability in the year-ago quarter.

SBI Regular net written premiums during the third quarter were up 6.9 percent compared with the same period last year. The increase reflected solid growth in the business of 4.8 percent, as well as a 2.1 percent impact of the revision to estimate audits of premium, which reduced net written premiums by $6.0 million in the third quarter of 2006. SBI Regular PIF was up 3.0 percent compared with year-ago levels. New-business policies issued for the quarter increased 3.7 percent compared with the same quarter last year, and the retention rate of existing customers increased to 81.9 percent, up from 79.0 percent a year ago.

“Our success in small commercial reflects the payback of our investment in a single platform, running fully automated underwriting models across all product lines. No matter where the office or the experience of the user, Safeco is the first choice for ease of use,” said Hughes.

Safeco’s Special Accounts Facility, which writes selected large-commercial accounts and three specialty commercial programs, reported a pretax underwriting profit of $12.9 million in the quarter. This compares with an $8.4 million pretax underwriting profit in last year’s third quarter. Special Accounts Facility’s combined ratio was 80.6 in the period, compared with 86.7 last year. Favorable prior-year reserve development was $6.3 million in the third quarter of 2007 and $13.5 million in the third quarter of 2006.

Surety

Safeco Surety reported a record pretax underwriting profit of $40.2 million in the quarter, compared with $19.4 million for the same period in 2006. Surety’s combined ratio was 55.5 for the third quarter, compared with 74.2 a year ago. Favorable prior-year reserve development was $7.1 million in the third quarter of 2007 compared with unfavorable prior-year reserve development of $2.6 million in the third quarter of 2006. Third quarter net written premiums grew 16.4 percent compared with the same period last year. Safeco Surety is in its 27th year of underwriting profitability and has crossed the $100 million profit threshold.

P&C Other

The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, including SFIS, had a pretax underwriting loss of $16.5 million in the third quarter, due to a provision for a large liability, compared with a loss of $35.6 million, primarily from prior-year reserve development in the same quarter of 2006. Favorable prior-year reserve development was $0.3 million in the third quarter of 2007 versus $29.9 million of unfavorable prior-year reserve development in the prior-year quarter.

Corporate and Capital Management

On August 1, Safeco announced that its board of directors had approved the repurchase of up to $750.0 million of the company’s common stock.

During the third quarter, Safeco repurchased a total of 7.9 million shares (or 7.6 percent of its then outstanding common stock) at an average price of $58.89, for a total cost of $465.3 million, under the $750 million authorization and the previous $250 million program.

Through October 26, the company repurchased another 2.2 million shares at an average price of $59.66 (total cost of $130.6 million), leaving approximately $246.3 million remaining under the current repurchase authorization.

On July 16, Safeco called and redeemed $322.3 million of 8.072 percent Debentures at 104 percent of principal for $335.3 million, and retired its $26.3 million Capital Trust equity investment, which was reported as debt in Safeco’s consolidated financial statements. Additionally, Safeco paid down $197.3 million of 6.875 percent senior notes that matured on July 15, 2007.

To enhance financial flexibility, Safeco requested and received approval from state regulators for special dividends totaling $700 million, which were paid by the insurance operating subsidiaries to the parent company on August 15, 2007.

On July 27, Safeco funded its Safeco Insurance Foundation with a tax-deductible donation of $60 million in highly appreciated equity securities.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and balance sheets in the company’s third-quarter financial supplement.

Safeco’s third-quarter press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s third-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers. Safeco is also one of the nation’s leaders in the sale and service of surety bonds.

More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this press release is subject to risk and uncertainty. Information contained in this press release that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this press release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in our 2006 Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q, as applicable. The information contained in this press release is as of the date indicated. We assume no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments.

We may discuss various non-GAAP measures. Please refer to our press release, our 8-K filing, or our website for the most directly comparable GAAP measures together with our reconciliation of the two.

Financial Supplement

Third Quarter, 2007

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller

Senior Vice President – Finance & Treasurer

206-473-5020

neaful@safeco.com

Karin G. Van Vleet

Director, Investor Relations

206-473-5570

karinv@safeco.com

Safeco Corporation – October 30, 2007 – Page SS-1

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-period amounts to conform to the current-period presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our operations. It excludes net realized investment gains, which can fluctuate significantly and distort a comparison between periods. It also excludes gains on real estate sales. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Total Revenues	$1,638.2	$1,659.8	$4,684.4	$4,757.2
Net Realized Investment Gains	(109.9)	(22.9)	(139.7)	(0.6)
Gains on Sales of Real Estate	—	(122.6)	—	(155.4)

Operating Revenues	$1,528.3	$1,514.3	$4,544.7	$4,601.2

Safeco Corporation – October 30, 2007 – Page SS-2

Operating Earnings and Operating Earnings per Share

Operating Earnings is a non-GAAP financial measure that we use to assess the profitability of our operations. In the determination of Operating Earnings, we exclude net realized investment gains, gains on sales of real estate, contributions to Safeco Insurance Foundation and losses on debt repurchases from Net Income. Net realized investment gains can fluctuate significantly and distort a comparison between periods. The following table reconciles Operating Earnings to Net Income, the most directly comparable GAAP measure.

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Net Income	$194.4	$255.7	$563.3	$663.6
Net Realized Investment Gains, Net of Taxes	(91.6)	(25.2)	(110.9)	(10.2)
Contributions to Safeco Insurance Foundation, Net of Taxes	39.0	19.5	39.0	19.5
Losses on Debt Repurchases, Net of Taxes	10.8	—	10.8	1.9
Gains on Sales of Real Estate, Net of Taxes	—	(79.7)	—	(101.0)

Operating Earnings	$152.6	$170.3	$502.2	$573.8

Operating Earnings Per Share	$1.51	$1.47	$4.80	$4.81

Weighted Average Shares Outstanding—Diluted	100.8	116.3	104.6	119.4

Operating Return on Equity

Operating Return on Equity (see calculation below) is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio, which can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended September 30		Nine Months Ended September 30
(ANNUALIZED)	2007	2006	2007	2006
Net Income	$194.4	$255.7	$563.3	$663.6
Average Shareholders’ Equity	3,852.3	4,107.4	3,808.6	4,197.3
Return on Equity Based on Annualized Net Income	20.2%	24.9%	19.7%	21.1%

Operating Earnings	$152.6	$170.3	$502.2	$573.8

Average Shareholders’ Equity	$3,852.3	$4,107.4	$3,808.6	$4,197.3
Unrealized Fixed Maturities Investment Gains, Net of Taxes	(75.2)	(69.3)	(110.3)	(119.9)

Adjusted Average Shareholders’ Equity	$3,777.1	$4,038.1	$3,698.3	$4,077.4
Operating Return on Equity	16.2%	16.9%	18.1%	18.8%

Safeco Corporation – October 30, 2007 – Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Net Earned Premiums	$1,411.0	$1,383.4	$4,172.0	$4,220.1
Change in Unearned Premiums	36.5	42.3	131.0	83.5

Net Written Premiums	$1,447.5	$1,425.7	$4,303.0	$4,303.6

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains are discussed separately. The following table reconciles underwriting profit to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Income before Income Taxes	$241.6	$360.2	$754.2	$950.4
Net Realized Investment Gains	(109.9)	(22.9)	(139.7)	(0.6)
Corporate Results before Income Taxes	8.7	12.6	48.3	39.3
Property & Casualty Net Investment Income	(111.4)	(121.0)	(352.6)	(355.7)
Gains on Sales of Real Estate	—	(122.6)	—	(155.4)
Contributions to Safeco Insurance Foundation	60.0	30.0	60.0	30.0
Restructuring and Asset Impairment Charges	0.9	20.7	2.7	22.7
Losses on Debt Repurchases	16.6	—	16.6	2.9

Underwriting Profit	$106.5	$157.0	$389.5	$533.6

Other Information in this Supplement

Catastrophes are events resulting in losses greater than $0.5 involving multiple claims and policyholders.

Certain reclassifications have been made to the prior year to conform to the current-year presentation.

NM = Not Meaningful

Safeco Corporation – October 30, 2007 – Page SS-4

Safeco Corporation

Key Metrics

(In millions, except per share data)

	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	YTD 2007	YTD 2006	Change

Net Income	$194.4	$186.4	$182.5	$216.4	$255.7	$563.3	$663.6	-15%
Net Income Per Share	1.93	1.75	1.71	1.96	2.20	5.39	5.56	-3%
Net Income Return on Equity annualized	20.2%	18.4%	18.2%	21.1%	24.9%	19.7%	21.1%	-1.4
Net Realized Investment Gains, after tax	$91.6	$11.4	$7.9	$1.5	$25.2	$110.9	$10.2	987%
Operating Earnings, after tax	152.6	175.0	174.6	207.3	170.3	502.2	573.8	-12%
Operating Earnings Per Share	1.51	1.65	1.64	1.88	1.47	4.80	4.81	0%
Operating Return on Equity
(Pre-FAS 115) annualized	16.2%	17.7%	18.1%	20.9%	16.9%	18.1%	18.8%	-0.7
Operating Return on Equity annualized	15.8%	17.3%	17.4%	20.2%	16.6%	17.6%	18.2%	-0.6
Operating Revenues	$1,528.3	$1,522.2	$1,494.2	$1,516.2	$1,514.3	$4,544.7	$4,601.2	-1%
% Chg Prior Year Same Qtr	0.9%	-1.2%	-3.4%	-4.3%	-4.3%
Property & Casualty
Combined Ratio	92.5%	89.7%	89.8%	87.2%	88.7%	90.7%	87.4%	3.3
Impact of Catastrophes	3.0%	0.9%	0.2%	2.6%	1.6%	1.4%	2.8%	-1.4
Net Earned Premiums	$1,411.0	$1,394.0	$1,367.0	$1,388.2	$1,383.4	$4,172.0	$4,220.1	-1%
% Chg Prior Year Same Qtr	2.0%	-1.5%	-3.9%	-4.9%	-5.3%
Net Written Premiums	$1,447.5	$1,465.5	$1,390.0	$1,338.3	$1,425.7	$4,303.0	$4,303.6	0%
% Chg Prior Year Same Qtr	1.5%	0.4%	-2.0%	-3.2%	-3.8%
Book Value Per Share	$38.32	$38.59	$38.47	$37.29	$36.99	$38.32	$36.99	4%
% Chg Prior Year Same Qtr	3.6%	13.8%	14.6%	11.7%	14.5%
Book Value Per Share (Pre-FAS 115)	$37.48	$38.24	$37.15	$35.95	$35.83	$37.48	$35.83	5%
% Chg Prior Year Same Qtr	4.6%	12.9%	11.8%	10.5%	14.4%

Certain reclassifications have been made to the prior periods to conform to the current presentation.

Safeco Corporation – October 30, 2007 – Page SS-5

Safeco Corporation

Consolidated Statements of Income

(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
REVENUES
Net Earned Premiums	$1,411.0	$1,383.4	$4,172.0	$4,220.1
Net Investment Income	117.3	130.9	372.7	381.1
Net Realized Investment Gains	109.9	22.9	139.7	0.6
Gains on Sales of Real Estate	—	122.6	—	155.4

Total Revenues	1,638.2	1,659.8	4,684.4	4,757.2

EXPENSES
Losses and Loss Adjustment Expenses	909.8	824.2	2,616.0	2,465.0
Amortization of Deferred Policy Acquisition Costs	240.6	235.2	708.1	698.7
Other Underwriting and Operating Expenses	156.7	166.6	468.6	518.9
Contributions to Safeco Insurance Foundation	60.0	30.0	60.0	30.0
Interest Expense	12.0	22.9	58.2	68.6
Losses on Debt Repurchases	16.6	—	16.6	2.9
Restructuring and Asset Impairment Charges	0.9	20.7	2.7	22.7

Total Expenses	1,396.6	1,299.6	3,930.2	3,806.8

Income before Income Taxes	241.6	360.2	754.2	950.4

Provision (Benefit) for Income Taxes on:
Income before Net Realized Investment Gains	28.9	106.8	162.1	296.4
Net Realized Investment Gains	18.3	(2.3)	28.8	(9.6)

Total Provision for Income Taxes	47.2	104.5	190.9	286.8

Net Income	$194.4	$255.7	$563.3	$663.6

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock - Diluted	$1.93	$2.20	$5.39	$5.56

Net Income Per Share of Common Stock - Basic	$1.93	$2.21	$5.42	$5.59

Dividends Declared per Share	$0.40	$0.30	$1.10	$0.85

Average Number of Common Shares Outstanding During the Period:
Diluted	100.8	116.3	104.6	119.4
Basic	100.5	115.9	104.0	118.8

Safeco Corporation – October 30, 2007 – Page SS-6

Safeco Corporation

Consolidated Balance Sheets

(In millions)

	September 30 2007	December 31 2006
	(Unaudited)
ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value (Cost or amortized cost: $7,753.0; $8,901.6)	$7,876.7	$9,119.0
Marketable Equity Securities, at Fair Value (Cost: $811.2; $1,018.4)	1,289.6	1,529.7
Other Invested Assets	30.3	14.3

Total Investments [1]	9,196.6	10,663.0
Cash and Cash Equivalents	665.8	287.6
Accrued Investment Income	107.4	126.5
Premiums and Service Fees Receivable	1,147.5	1,085.6
Deferred Policy Acquisition Costs	425.2	383.9
Reinsurance Recoverables	442.6	429.9
Property and Equipment for Company Use (At cost less accumulated depreciation: $213.8; $211.9)	192.0	144.4
Current Income Taxes Recoverable	73.0	74.8
Net Deferred Income Tax Assets	141.1	143.7
Other Assets	271.2	114.6
Securities Lending Collateral	408.1	759.0

Total Assets	$13,070.5	$14,213.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,165.0	$5,171.4
Unearned Premiums	2,307.9	2,175.3
Debt [2]	704.0	1,250.0
Other Liabilities	778.0	913.1
Securities Lending Payable	408.1	759.0

Total Liabilities	9,363.0	10,268.8

Commitments and Contingencies	—	—
Restricted Stock Rights	18.3	16.3
Preferred Stock, No Par Value
Shares Authorized: 10.0
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300.0
Shares Reserved for Stock Awards: 4.4; 4.9
Shares Issued and Outstanding: 96.2; 105.3	—	3.2
Retained Earnings	3,292.6	3,440.5
Accumulated Other Comprehensive Income, Net of Taxes	396.6	484.2

Total Shareholders’ Equity	3,689.2	3,927.9

Total Liabilities and Shareholders’ Equity	$13,070.5	$14,213.0

[1]	See Investment Portfolio (SS-17) for more detail.
[2]	See Capitalization (SS-18) for more detail.

Safeco Corporation – October 30, 2007 – Page SS-7

Safeco Corporation

Income Summary

(In millions)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Income Before Income Taxes
Property & Casualty
Underwriting Profit	$106.5	$157.0	$389.5	$533.6
Net Investment Income	111.4	121.0	352.6	355.7
Restructuring and Asset Impairment Charges	(0.9)	(20.7)	(2.7)	(22.7)

Total Property & Casualty	217.0	257.3	739.4	866.6
Corporate	(8.7)	(12.6)	(48.3)	(39.3)

Total	208.3	244.7	691.1	827.3
Net Realized Investment Gains	109.9	22.9	139.7	0.6
Contributions to Safeco Insurance Foundation	(60.0)	(30.0)	(60.0)	(30.0)
Losses on Debt Repurchases	(16.6)	—	(16.6)	(2.9)
Gains on Sales of Real Estate	—	122.6	—	155.4

Total Income Before Income Taxes	$241.6	$360.2	$754.2	$950.4

Total Provision for Income Taxes	$47.2	$104.5	$190.9	$286.8

After-Tax Income
Property & Casualty
Underwriting Profit	$68.2	$98.8	$255.2	$340.0
Net Investment Income	89.9	93.1	281.2	271.5
Restructuring and Asset Impairment Charges	(0.7)	(13.5)	(1.8)	(14.8)

Total Property & Casualty	157.4	178.4	534.6	596.7
Corporate	(4.8)	(8.1)	(32.4)	(22.9)

Total	152.6	170.3	502.2	573.8
Net Realized Investment Gains	91.6	25.2	110.9	10.2
Contributions to Safeco Insurance Foundation	(39.0)	(19.5)	(39.0)	(19.5)
Losses on Debt Repurchases	(10.8)	—	(10.8)	(1.9)
Gains on Sales of Real Estate	—	79.7	—	101.0

Net Income	$194.4	$255.7	$563.3	$663.6

Safeco Corporation – October 30, 2007 – Page SS-8

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In millions, except ratios)

	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	YTD 2007	YTD 2006
Net U/W Profit (Loss)

Safeco Personal Insurance
Auto	$16.3	$17.3	$17.2	$48.5	$80.1	$50.8	$195.6
Property	19.8	37.1	44.8	32.1	53.1	101.7	131.6
Specialty	(4.3)	5.3	8.7	7.6	2.9	9.7	21.4

Total SPI	31.8	59.7	70.7	88.2	136.1	162.2	348.6

Safeco Business Insurance
SBI Regular	38.1	31.8	35.8	36.5	28.7	105.7	125.7
SBI Special Accounts Facility	12.9	20.1	13.1	22.4	8.4	46.1	46.3

Total SBI	51.0	51.9	48.9	58.9	37.1	151.8	172.0

Surety	40.2	37.3	35.8	32.7	19.4	113.3	65.7
P&C Other [1]	(16.5)	(5.2)	(16.1)	(1.7)	(35.6)	(37.8)	(52.7)

Total Property & Casualty	$106.5	$143.7	$139.3	$178.1	$157.0	$389.5	$533.6

Net Combined Ratios (GAAP)

Safeco Personal Insurance
Auto	97.5%	97.4%	97.4%	92.7%	88.2%	97.4%	90.4%
Property	91.7	84.0	80.3	86.1	76.8	85.4	80.6
Specialty	114.4	81.6	67.9	72.7	89.1	88.7	72.5
Total SPI	96.6	93.5	92.2	90.5	85.4	94.1	87.6

Safeco Business Insurance
SBI Regular	88.5	90.2	88.6	88.4	90.8	89.1	86.5
SBI Special Accounts Facility	80.6	69.5	79.9	65.7	86.7	76.7	76.7
Total SBI	87.2	86.6	87.1	84.5	90.1	87.0	84.8

Surety	55.5	56.4	57.2	58.9	74.2	56.4	69.8
P&C Other [1]	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	92.5%	89.7%	89.8%	87.2%	88.7%	90.7%	87.4%

[1]

P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited, as well as Safeco Financial Institution Solutions (SFIS), which we sold in April 2006.

Safeco Corporation – October 30, 2007 – Page SS-9

Safeco Property & Casualty

Net Written Premiums

(In millions)

	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	YTD 2007	YTD 2006
Net Written Premiums

Safeco Personal Insurance
Auto	$655.0	$643.4	$668.7	$640.7	$675.7	$1,967.1	$2,037.0
Property	271.9	259.2	205.4	224.8	258.6	736.5	699.4
Specialty	31.9	36.6	26.5	23.4	29.7	95.0	87.2

Total SPI	958.8	939.2	900.6	888.9	964.0	2,798.6	2,823.6

Safeco Business Insurance
SBI Regular	329.7	354.4	329.1	302.1	308.5	1,013.2	960.8
SBI Special Accounts Facility	60.5	64.3	64.6	67.2	65.8	189.4	200.3

Total SBI	390.2	418.7	393.7	369.3	374.3	1,202.6	1,161.1

Surety	98.9	106.9	92.7	78.6	85.0	298.5	247.7
P&C Other	(0.4)	0.7	3.0	1.5	2.4	3.3	71.2

Total Property & Casualty	$1,447.5	$1,465.5	$1,390.0	$1,338.3	$1,425.7	$4,303.0	$4,303.6

Net Written Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD

Safeco Personal Insurance
Auto	-3.1%	-2.9%	-4.3%	-4.8%	-6.1%	-3.4%	-5.1%
Property	5.1	4.4	6.7	1.8	5.7	5.3	1.7
Specialty	7.4	8.9	10.9	9.9	8.8	8.9	9.0
Total SPI	-0.5	-0.5	-1.6	-2.9	-2.8	-0.9	-3.1

Safeco Business Insurance
SBI Regular	6.9	4.9	4.7	4.5	-0.2	5.5	-1.4
SBI Special Accounts Facility	-8.1	1.1	-8.9	-0.9	-7.6	-5.4	-3.4
Total SBI	4.2	4.3	2.2	3.5	-1.6	3.6	-1.7

Surety	16.4	26.5	18.5	15.6	13.0	20.5	17.7
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty [1]	1.5%	0.4%	-2.0%	-3.2%	-3.8%	0.0%	-2.6%

[1]

In April 2006, we sold SFIS. Excluding the impact of SFIS from all periods for comparability purposes, the percent change (over prior year) for Total Property & Casualty net written premiums for 2nd quarter 2007 was 2.4%, 1st quarter 2007 was 0.6%, 4th quarter 2006 was -0.2% and 3rd quarter 2006 was -1.6%.

Safeco Corporation – October 30, 2007 – Page SS-10

Safeco Property & Casualty

Net Earned Premiums

(In millions)

	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	YTD 2007	YTD 2006
Net Earned Premiums

Safeco Personal Insurance
Auto	$653.8	$657.0	$650.7	$667.2	$676.0	$1,961.5	$2,046.0
Property	239.4	232.8	226.7	230.8	228.5	698.9	678.2
Specialty	30.0	28.7	27.2	27.5	27.2	85.9	77.9

Total SPI	923.2	918.5	904.6	925.5	931.7	2,746.3	2,802.1

Safeco Business Insurance
SBI Regular	331.0	322.4	313.8	315.7	310.2	967.2	929.7
SBI Special Accounts Facility	66.7	66.0	65.3	65.5	63.4	198.0	198.7

Total SBI	397.7	388.4	379.1	381.2	373.6	1,165.2	1,128.4

Surety	90.2	85.8	83.6	79.7	75.4	259.6	217.8
P&C Other	(0.1)	1.3	(0.3)	1.8	2.7	0.9	71.8

Total Property & Casualty	$1,411.0	$1,394.0	$1,367.0	$1,388.2	$1,383.4	$4,172.0	$4,220.1

Net Earned Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD

Safeco Personal Insurance
Auto	-3.3%	-3.9%	-5.1%	-4.9%	-5.5%	-4.1%	-3.4%
Property	4.8	2.6	1.7	-0.2	0.9	3.1	-0.6
Specialty	10.3	10.8	9.6	7.4	7.5	10.3	7.4
Total SPI	-0.9	-1.9	-3.1	-3.4	-3.6	-2.0	-2.5

Safeco Business Insurance
SBI Regular	6.7	3.9	1.5	-0.7	-3.5	4.0	-2.6
SBI Special Accounts Facility	5.2	-1.8	-4.1	-7.0	-7.8	-0.4	-6.6
Total SBI	6.5	2.9	0.5	-1.9	-4.2	3.3	-3.3

Surety	19.6	21.5	16.4	12.1	12.5	19.2	14.8
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty [1]	2.0%	-1.5%	-3.9%	-4.9%	-5.3%	-1.1%	-2.9%

[1]

In April 2006, we sold SFIS. Excluding the impact of SFIS from all periods for comparability purposes, the percent change (over prior year) for Total Property & Casualty net earned premiums for 2nd quarter 2007 was 0.5%, 1st quarter 2007 was -1.2%, 4th quarter 2006 was -2.2% and 3rd quarter 2006 was -3.0%.

Safeco Corporation – October 30, 2007 – Page SS-11

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In millions)

	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	YTD 2007	YTD 2006
AUTO

Underwriting Profit	$16.3	$17.3	$17.2	$48.5	$80.1	$50.8	$195.6

Loss and LAE Ratio	73.9%	73.9%	73.6%	69.4%	65.2%	73.8%	67.1%
Expense Ratio	23.6	23.5	23.8	23.3	23.0	23.6	23.3

Combined Ratio	97.5%	97.4%	97.4%	92.7%	88.2%	97.4%	90.4%

Impact of Catastrophes	0.6%	0.5%	0.2%	0.8%	0.7%	0.4%	1.2%

Net Written Premiums	$655.0	$643.4	$668.7	$640.7	$675.7
% Chg Prior Year Same Qtr	-3.1%	-2.9%	-4.3%	-4.8%	-6.1%

Net Earned Premiums	$653.8	$657.0	$650.7	$667.2	$676.0
% Chg Prior Year Same Qtr	-3.3%	-3.9%	-5.1%	-4.9%	-5.5%

Policies In Force (000's)	1,705.3	1,726.0	1,736.5	1,738.7	1,748.3
% Chg Prior Year Same Qtr	-2.5%	-2.7%	-3.5%	-4.1%	-4.3%

Retention - Voluntary Auto	80.4%	80.1%	79.7%	79.5%	79.3%

New Business Policies (000's)	82.5	84.6	91.2	87.3	82.5
% Chg Prior Year Same Qtr	0.0%	7.6%	-2.7%	-5.7%	-23.8%

PROPERTY

Underwriting Profit	$19.8	$37.1	$44.8	$32.1	$53.1	$101.7	$131.6

Loss and LAE Ratio	63.3%	54.5%	52.8%	56.3%	47.8%	56.9%	51.8%
Expense Ratio	28.4	29.5	27.5	29.8	29.0	28.5	28.8

Combined Ratio	91.7%	84.0%	80.3%	86.1%	76.8%	85.4%	80.6%

Impact of Catastrophes	11.8%	5.5%	0.9%	12.2%	7.5%	6.2%	11.5%

Net Written Premiums	$271.9	$259.2	$205.4	$224.8	$258.6
% Chg Prior Year Same Qtr	5.1%	4.4%	6.7%	1.8%	5.7%

Net Earned Premiums	$239.4	$232.8	$226.7	$230.8	$228.5
% Chg Prior Year Same Qtr	4.8%	2.6%	1.7%	-0.2%	0.9%

Policies In Force (000's) [1]	1,459.3	1,430.0	1,396.8	1,368.4	1,348.2
% Chg Prior Year Same Qtr	8.2%	8.0%	6.0%	4.0%	2.5%

Retention - Homeowners [1]	86.6%	86.5%	86.2%	86.0%	85.7%

New Business Policies (000's)	85.6	83.7	72.0	67.5	78.5
% Chg Prior Year Same Qtr	9.0%	46.1%	56.5%	40.0%	36.0%

SPECIALTY

Underwriting Profit (Loss)	$(4.3)	$5.3	$8.7	$7.6	$2.9	$9.7	$21.4

Loss and LAE Ratio	87.6%	52.9%	39.3%	42.4%	59.9%	60.7%	42.6%
Expense Ratio	26.8	28.7	28.6	30.3	29.2	28.0	29.9

Combined Ratio	114.4%	81.6%	67.9%	72.7%	89.1%	88.7%	72.5%

Impact of Catastrophes	1.3%	0.3%	-2.7%	0.2%	-0.3%	-0.3%	-4.2%

[1]

Excludes Florida where Safeco non-renewed policies beginning in 2006 and by January 11, 2007 all policies were in non-renewal status. PIF including Florida for the 3rd quarter 2007 was 1,459.3, 2nd quarter 2007 was 1,430.0, 1st quarter 2007 was 1,396.8, 4th quarter 2006 was 1,370.2 and 3rd quarter 2006 was 1,355.8. Retention ratio including Florida for the 3rd quarter 2007 was 86.1%, 2nd quarter 2007 was 85.4%, 1st quarter 2007 was 84.5%, 4th quarter 2006 was 84.1% and 3rd quarter 2006 was 84.3%.

Safeco Corporation – October 30, 2007 – Page SS-12

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In millions)

	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	YTD 2007	YTD 2006
SAFECO BUSINESS INSURANCE

Underwriting Profit	$51.0	$51.9	$48.9	$58.9	$37.1	$151.8	$172.0

Loss and LAE Ratio	54.5%	53.3%	55.0%	50.8%	53.3%	54.3%	50.0%
Expense Ratio	32.7	33.3	32.1	33.7	36.8	32.7	34.8

Combined Ratio	87.2%	86.6%	87.1%	84.5%	90.1%	87.0%	84.8%

Impact of Catastrophes	2.1%	0.8%	0.4%	0.9%	0.2%	1.1%	1.6%

SBI REGULAR

Underwriting Profit	$38.1	$31.8	$35.8	$36.5	$28.7	$105.7	$125.7

Loss and LAE Ratio	55.8%	57.0%	56.5%	54.7%	55.5%	56.4%	51.8%
Expense Ratio	32.7	33.2	32.1	33.7	35.3	32.7	34.7

Combined Ratio	88.5%	90.2%	88.6%	88.4%	90.8%	89.1%	86.5%

Impact of Catastrophes	1.0%	0.8%	0.4%	1.1%	0.2%	0.7%	2.0%

Net Written Premiums	$329.7	$354.4	$329.1	$302.1	$308.5
% Chg Prior Year Same Qtr	6.9%	4.9%	4.7%	4.5%	-0.2%

Net Earned Premiums	$331.0	$322.4	$313.8	$315.7	$310.2
% Chg Prior Year Same Qtr	6.7%	3.9%	1.5%	-0.7%	-3.5%

Policies In Force (000's) [1]	513.6	512.2	505.3	502.1	498.5
% Chg Prior Year Same Qtr	3.0%	2.8%	1.6%	-1.1%	-2.3%

Retention [1]	81.9%	81.7%	82.0%	80.3%	79.0%

New Business Policies (000's) [1]	28.3	31.8	29.6	27.0	27.3
% Chg Prior Year Same Qtr	3.7%	13.2%	14.7%	15.9%	3.0%

SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit	$12.9	$20.1	$13.1	$22.4	$8.4	$46.1	$46.3

Combined Ratio	80.6%	69.5%	79.9%	65.7%	86.7%	76.7%	76.7%

Impact of Catastrophes	7.4%	0.9%	0.3%	-0.1%	0.1%	2.9%	0.1%

[1]	2006 policies in force, retention and new business policies have been restated due to a refinement in the way we count policies.

Safeco Corporation – October 30, 2007 – Page SS-13

Safeco Property & Casualty

Surety, Other and Total

(In millions, except ratios)

	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	YTD 2007	YTD 2006
SURETY

Underwriting Profit	$40.2	$37.3	$35.8	$32.7	$19.4	$113.3	$65.7

Combined Ratio	55.5%	56.4%	57.2%	58.9%	74.2%	56.4%	69.8%

P&C OTHER [1]

Underwriting Loss	$(16.5)	$(5.2)	$(16.1)	$(1.7)	$(35.6)	$(37.8)	$(52.7)

TOTAL PROPERTY & CASUALTY

Underwriting Profit	$106.5	$143.7	$139.3	$178.1	$157.0	$389.5	$533.6

Loss and LAE Ratio	64.5%	61.5%	62.0%	58.7%	59.6%	62.7%	58.5%
Expense Ratio	28.0	28.2	27.8	28.5	29.1	28.0	28.9

Combined Ratio (CR)	92.5%	89.7%	89.8%	87.2%	88.7%	90.7%	87.4%

Impact of Catastrophes	3.0	0.9	0.2	2.6	1.6	1.4	2.8

CR excluding Catastrophes	89.5%	88.8%	89.6%	84.6%	87.1%	89.3%	84.6%

	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	YTD 2007	YTD 2006
Catastrophes
SPI - Auto	$4.1	$3.3	$1.1	$5.3	$4.5	$8.5	$25.5
SPI - Property	28.4	12.7	2.1	28.1	17.2	43.2	78.1
SPI - Specialty	0.4	0.1	(0.7)	0.1	(0.2)	(0.2)	(3.3)
SBI - Regular	3.5	2.4	1.3	3.3	0.8	7.2	18.5
SBI - Special Accounts Facility	4.9	0.6	0.2	—	—	5.7	0.1
P&C Other [1]	0.7	(5.9)	(1.2)	(0.7)	0.2	(6.4)	0.3

Total	$42.0	$13.2	$2.8	$36.1	$22.5	$58.0	$119.2

[1]	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation – October 30, 2007 – Page SS-14

Safeco Property & Casualty

Favorable (Unfavorable) Prior-Year Reserve Development

(In millions)

	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	YTD 2007	YTD 2006
Prior-Year Reserve Development

Safeco Personal Insurance
Auto	$0.5	$6.2	$(0.7)	$29.2	$22.6	$6.0	$69.0
Property	(0.7)	(4.8)	15.0	1.9	12.8	9.5	13.8
Specialty	(5.0)	0.3	1.5	2.9	1.3	(3.2)	9.6

Total SPI	(5.2)	1.7	15.8	34.0	36.7	12.3	92.4

Safeco Business Insurance
SBI Regular	14.2	9.0	1.3	4.9	3.0	24.5	21.7
SBI Special Accounts Facility	6.3	12.0	4.5	3.2	13.5	22.8	35.0

Total SBI	20.5	21.0	5.8	8.1	16.5	47.3	56.7

Surety	7.1	6.6	16.2	11.3	(2.6)	29.9	(6.0)
P&C Other [1]	0.3	(5.9)	(13.2)	(6.4)	(29.9)	(18.8)	(43.9)

Total Property & Casualty	$22.7	$23.4	$24.6	$47.0	$20.7	$70.7	$99.2

[1]	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation – October 30, 2007 – Page SS-15

Safeco Corporation

Productivity Measures

Metrics [1]	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006
PIF / FTE	596	583	574	557	525
Expense 2 / PIF	$231	$237	$248	$255	$260

[1]	Excluding impact of SFIS, which we sold on April 30, 2006.
[2]	Expense represents annual (12 month trailing) G&A expense and paid UAE (loss handling expenses). It excludes commissions, legal defense costs, premium taxes and other expenses.

Safeco Property & Casualty

Statutory Information

(In millions, except ratios)

Loss and Loss Adjustment Expense (LAE) Reserves		Three Months Ended September 30		Nine Months Ended September 30
		2007	2006	2007	2006
Loss and LAE Reserves, Beginning of Period		$4,670.0	$4,777.0	$4,737.1	$4,909.9
Net Losses and LAE Incurred		912.5	835.6	2,627.7	2,467.7
Net Losses and LAE Paid		(844.1)	(842.8)	(2,626.4)	(2,607.8)

Loss and LAE Reserves, End of Period		$4,738.4	$4,769.8	$4,738.4	$4,769.8

P&C Balance Sheet	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006
Total Capital and Surplus [1,2]	$3,140.5	$3,508.1	$3,940.5	$3,908.4	$3,933.8
Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus [1,2]	1.83	1.63	1.41	1.44	1.46

[1]	Estimated Surplus
[2]

We received approval from state regulators for special dividends totaling $700 million which were paid by our insurance subsidiaries to Safeco Corporation on August 15, 2007. Surplus at the end of 2nd quarter 2007 reflected an accrual of $380 million of these special dividends that had been approved by June 30, 2007. Surplus at the end of 3rd quarter 2007 reflected the remaining special dividend payment of $320 million.

Safeco Corporation – October 30, 2007 – Page SS-16

Safeco Corporation

Investment Portfolio

(In millions)

Investment Portfolio (Market Value)	9/30/2007%			12/31/2006%
Fixed Maturities - Taxable	$3,178.5	34.6		$4,785.5	44.9
Fixed Maturities - Nontaxable	4,698.2	51.1		4,333.5	40.7
Marketable Equity Securities	1,289.6	14.0		1,529.7	14.3

Total Fixed Maturities & Marketable Equity Securities	9,166.3	99.7		10,648.7	99.9
Other Invested Assets	30.3	0.3		14.3	0.1

Total Investment Portfolio	$9,196.6	100.0		$10,663.0	100.0

Rating (Market Value) - Fixed Maturities	9/30/2007			12/31/2006
AAA	58.0%			53.9%
AA	16.2			14.4
A	12.9			19.4
BBB	8.3			10.4

Total Investment Grade	95.4			98.1

BB or lower	3.4			0.9
Not Rated	1.2			1.0

Total Below Investment Grade & Not Rated	4.6			1.9

Total	100.0%			100.0%

Average Rating	Aa2/AA			A+

	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
P&C Pretax Investment Income	$111.4	$120.1	$121.1	$120.9	$121.0
Tax Rate on P&C Investment Income	19.3%	20.5%	20.9%	21.7%	23.1%
Pretax Investment Income	$117.3	$128.2	$127.2	$128.0	$130.9
Tax Rate on Investment Income	20.0%	21.3%	21.4%	22.3%	23.9%

Fixed Maturities at Cost	$7,754.8	$8,429.5	$8,848.4	$8,901.6	$9,007.2
Fixed Maturities at Market	7,876.7	8,485.8	9,063.0	9,119.0	9,213.3
Marketable Equity Securities at Cost	811.2	1,040.9	1,053.5	1,018.4	990.7
Marketable Equity Securities at Market	1,289.6	1,615.5	1,554.7	1,529.7	1,419.9

Total Cost	$8,596.3	$9,500.8	$9,916.2	$9,934.3	$10,009.1
Total Market	$9,196.6	$10,131.7	$10,633.6	$10,663.0	$10,644.4
% Fixed Maturities - Taxable (at market)	34.6%	39.0%	41.9%	44.9%	50.1%
% Fixed Maturities - Nontaxable (at market)	51.1%	44.8%	43.4%	40.7%	36.4%
% Marketable Equity Securities (at market)	14.0%	15.9%	14.6%	14.3%	13.4%
% Other	0.3%	0.3%	0.1%	0.1%	0.1%

P&C Market YTM on Fixed Maturities Portfolio	4.98%	5.15%	4.85%	4.89%	4.93%
P&C Book YTM on Fixed Maturities Portfolio	5.30%	5.29%	5.22%	5.22%	5.21%
P&C Duration of Fixed Maturities-previous calculation [1]	—	5.02	4.85	4.66	4.46
P&C Duration of Fixed Maturities-revised calculation [2]	4.64	4.51	4.25	—	—

[1]	Safeco historically has used an effective duration calculation which estimated price movements for a small change in rates, but did not use an option-adjusted methodology.
[2]	BlackRock, the manager of Safeco’s investment portfolio beginning on 7/2/07, uses a more sophisticated, modified option-adjusted effective duration for callable securities.

	Three Months Ended September 30		Nine Months Ended September 30
Net Realized Investment Gains (Losses) (After Tax)	2007	2006	2007	2006
Gains on Securities Transactions	$104.1	$33.5	$116.5	$54.2
Impairments	(11.9)	(9.0)	(15.4)	(41.0)
Other	(0.6)	0.7	9.8	(3.0)

Total Net Realized Investment Gains (After Tax)	$91.6	$25.2	$110.9	$10.2

Safeco Corporation – October 30, 2007 – Page SS-17

Safeco Corporation

Capitalization

(In millions)

	9/30/2007	12/31/2006	12/31/2005
Debt
$300 million back up line of credit (unused)	$—	$—	$—
6.875%, due 7/15/07 (non callable) [1]	—	197.3	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable)	204.0	204.1	204.1
8.072% debentures due 2037 [2] (Callable by Safeco at 104 in 2007)	—	348.6	402.9

Total Debt	$704.0	$1,250.0	$1,307.0

Equity	$3,689.2	$3,927.9	$4,124.6

Total Capital (Debt + Equity)	$4,393.2	$5,177.9	$5,431.6

Debt to Capital	16.0%	24.1%	24.1%
Debt to Equity	19.1%	31.8%	31.7%

Debt to Capital (excluding FAS 115)	16.3%	25.0%	24.5%
Debt to Equity (excluding FAS 115)	19.5%	33.3%	32.5%

[1]	On July 16, 2007, we paid down $197.3 of our 6.875% senior notes at maturity. Reflects the repurchase of $2.7 of debt in November 2006.
[2]

On July 16, 2007, we redeemed $322.3 of our Capital Securities for $335.3. The Capital Securities were redeemed at a price of 104% of principal, and we incurred a pretax expense of $14.1 for the redemption premium. We also retired our $26.3 Capital Trust equity investment, which was reported as debt in our Consolidated Financial Statements. Reflects the repurchase of $15.0 of debt in February 2006, $17.3 of debt in May 2006 and $22.0 of debt in November 2006.

Safeco Corporation – October 30, 2007 – Page SS-18